Exhibit 99
Piper Sandler Companies Reports Second Quarter 2022 Results;
Declares Quarterly Dividend of $0.60 Per Share
MINNEAPOLIS—July 29, 2022—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the second quarter of 2022.
"We delivered a solid quarter with over $345 million of net revenues against a challenging market backdrop, highlighting the benefits and durability of our diversified and scaled business," said Chad R. Abraham, chairman and chief executive officer. "We continue to focus on growing the long-term earnings capacity of our firm, and during the quarter, we closed on the acquisition of Stamford Partners, as well as recently announced the pending acquisition of DBO Partners to grow our technology investment banking practice."

	Second Quarter 2022 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q2	vs.	vs.	Q2	vs.	vs.
	2022	Q1-22	Q2-21	2022	Q1-22	Q2-21
Net revenues	$352.2	0%	-31%	$345.6	-4%	-30%
Pre-tax margin	10.6%	0.4pp	-11.8pp	17.5%	-3.3pp	-10.2pp
Net income applicable to Piper Sandler Companies	$21.4	-42%	-69%	$44.1	-22%	-55%
Earnings per diluted common share	$1.26	-41%	-69%	$2.47	-21%	-54%
(1)A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

FINANCIAL & BUSINESS HIGHLIGHTS
•Revenues for the second quarter of 2022 were driven by solid performances across most of our businesses.
•Corporate investment banking revenues of $199 million for the second quarter of 2022 were led by our financial services group with meaningful contributions from consumer, healthcare, energy & power, and diversified industrials & services.
•Municipal financing revenues of $35 million for the second quarter of 2022 increased 29% from the sequential quarter; the diversification of our franchise, both in the governmental space and specialty sectors, continues to drive strong relative performance.
•Institutional brokerage revenues of $105 million for the second quarter of 2022 represented our second strongest quarter on record highlighting the benefits of our more scaled and diversified platform, including early success from the acquisition of Cornerstone Macro.

STRATEGIC UPDATES
•On June 10, 2022, we completed the acquisition of Stamford Partners LLP, a London-based specialist M&A boutique offering investment banking services to European food & beverage and related consumer sectors.
•On July 6, 2022, we announced the pending acquisition of DBO Partners, an independent technology investment banking firm in the San Francisco Bay Area.
•Will add 23 professionals, including seven partners, to our platform.
•We expect will significantly accelerate our growth in technology investment banking, a key strategic priority; and will add general partner advisory services as a new capability.
•The acquisition is expected to close in the fourth quarter of 2022 subject to customary closing conditions and regulatory approval.

TALENT
•Increased for the eleventh consecutive quarter our corporate investment banking managing director headcount on a net basis to 153.
•Added two investment banking managing directors to strengthen our restructuring practice.
•Hired a managing director within technology investment banking to lead our mobility technology vertical.
•Expanded diversified industrials & services investment banking with the addition of a managing director focused on transportation & logistics.

CAPITAL
•Declared a quarterly cash dividend of $0.60 per share of common stock on July 29, 2022 to be paid on September 9, 2022 to shareholders of record as of August 26, 2022.
•During the second quarter of 2022, we repurchased approximately 418,000 shares, or $50 million, of the company's common stock at an average price of $120.39 per share.
•Returned an aggregate of $254 million to shareholders during the first half of 2022 through share repurchases and dividends.

U.S. GAAP SELECTED FINANCIAL DATA
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2022	2022	2021	Q1-22	Q2-21	2022	2021	Change
Revenues
Advisory services	$169,660	$210,899	$248,668	-20%	-32%	$380,559	$401,517	-5%
Corporate financing	29,237	19,186	102,401	52%	-71%	48,423	218,537	-78%
Municipal financing	35,235	27,417	36,078	29%	-2%	62,652	63,167	-1%
Investment banking	234,132	257,502	387,147	-9%	-40%	491,634	683,221	-28%

Equity brokerage	51,375	49,805	34,873	3%	47%	101,180	78,107	30%
Fixed income services	53,567	54,757	60,957	-2%	-12%	108,324	127,211	-15%
Institutional brokerage	104,942	104,562	95,830	0%	10%	209,504	205,318	2%

Interest income	4,536	3,856	1,673	18%	171%	8,392	3,730	125%
Investment income/(loss)	10,936	(13,074)	26,694	N/M	-59%	(2,138)	50,462	N/M

Total revenues	354,546	352,846	511,344	0%	-31%	707,392	942,731	-25%

Interest expense	2,355	2,201	2,696	7%	-13%	4,556	5,476	-17%

Net revenues	$352,191	$350,645	$508,648	0%	-31%	$702,836	$937,255	-25%

Non-interest expenses
Compensation and benefits	$239,917	$247,899	$325,252	-3%	-26%	$487,816	$605,580	-19%
Non-compensation expenses	75,114	67,109	69,336	12%	8%	142,223	134,748	6%
Total non-interest expenses	$315,031	$315,008	$394,588	0%	-20%	$630,039	$740,328	-15%

Income before income tax expense	$37,160	$35,637	$114,060	4%	-67%	$72,797	$196,927	-63%

Ratios and margin
Compensation ratio	68.1%	70.7%	63.9%			69.4%	64.6%
Non-compensation ratio	21.3%	19.1%	13.6%			20.2%	14.4%
Pre-tax margin	10.6%	10.2%	22.4%			10.4%	21.0%
Effective tax rate	25.3%	30.8%	23.7%			28.0%	22.5%

Net income applicable to Piper Sandler Companies	$21,390	$36,651	$69,821	-42%	-69%	$58,041	$119,280	-51%

Earnings per diluted common share	$1.26	$2.12	$4.12	-41%	-69%	$3.39	$7.14	-53%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Six Months Ended
	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2022	2022	2021	Q1-22	Q2-21	2022	2021	Change
Advisory services
Completed M&A and restructuring transactions	49	54	59	-9%	-17%	103	108	-5%
Completed capital advisory transactions	22	27	40	-19%	-45%	49	69	-29%

Corporate financings
Total equity transactions priced	11	4	48	175%	-77%	15	119	-87%
Book run equity transactions priced	9	2	30	350%	-70%	11	79	-86%
Total debt and preferred transactions priced	10	11	19	-9%	-47%	21	25	-16%
Book run debt and preferred transactions priced	5	7	11	-29%	-55%	12	12	0%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$4.4	$3.2	$5.0	38%	-12%	$7.5	$8.1	-7%
Total issues priced	160	154	280	4%	-43%	314	493	-36%

Equity brokerage
Number of shares traded (in billions)	2.8	2.8	2.4	0%	17%	5.6	5.4	4%
Net revenues
For the second quarter of 2022, net revenues of $352.2 million were essentially flat compared to the first quarter of 2022 and decreased 31% compared to the second quarter of 2021.
Investment banking revenues of $234.1 million for the second quarter of 2022 decreased 9% compared to the first quarter of 2022 and 40% compared to the second quarter of 2021.
•Advisory services revenues of $169.7 million for the second quarter of 2022 decreased 20% compared to the first quarter of 2022 and 32% compared to the second quarter of 2021 driven by fewer completed transactions and a lower average fee. Performance during the current quarter was led by the financial services group with broad contributions from most of our industry teams. Our backlog of mandates is strong, however the macroeconomic uncertainty is prolonging transaction timelines and increasing deal risk.
•Corporate financing revenues of $29.2 million for the second quarter of 2022 increased 52% compared to the first quarter of 2022 driven by more completed equity financings. Consistent with the market, revenues for the current quarter decreased 71% compared to the second quarter of 2021 which included near-record levels of activity. Our performance during the quarter was led by both our financial services and healthcare teams. The overall market for equity capital raising continues to remain largely shut as the result of high levels of market volatility, declining valuations and a cautious investor outlook stemming from economic concerns and geopolitical risks.
•Municipal financing revenues of $35.2 million for the second quarter of 2022 increased 29% compared to the first quarter of 2022 driven by solid execution within our governmental business. Compared to the second quarter of 2021, revenues for the current quarter were essentially flat despite the decline in market issuance resulting from less refinancing activity reflecting our strong relative performance. Activity during the current quarter was driven by our governmental business and specialty sectors highlighting the continued benefits of our diversified franchise.

Institutional brokerage revenues of $104.9 million for the second quarter of 2022 were essentially flat compared to the first quarter of 2022 and increased 10% compared to the second quarter of 2021.
•Equity brokerage revenues of $51.4 million for the second quarter of 2022 increased modestly compared to the first quarter of 2022 and 47% compared to the second quarter of 2021, and represent our strongest quarter on record. Volatility remained elevated during the second quarter of 2022 leading to increased client activity compared to the second quarter of 2021. In addition, our performance during the second quarter of 2022 reflects a full quarter with Cornerstone Macro on our platform.
•Fixed income services revenues of $53.6 million for the second quarter of 2022 were essentially flat compared to the first quarter of 2022 as we continue to benefit from our broad product offerings and diverse client base which drove solid activity despite market volatility. Revenues decreased 12% compared to the second quarter of 2021 due to lower client activity resulting from interest rate volatility and expectations for continued tightening of monetary policy.
Investment income/(loss) for the second quarter of 2022 was income of $10.9 million compared to a loss of $13.1 million for the first quarter of 2022 and income of $26.7 million for the second quarter of 2021. The current and prior periods include amounts attributable to noncontrolling interests. For the current and prior quarters, investment income or loss primarily related to our merchant banking portfolio.
Non-Interest Expenses
For the second quarter of 2022, non-interest expenses of $315.0 million were flat compared to the first quarter of 2022 and decreased 20% compared to the second quarter of 2021.
•Compensation ratio of 68.1% for the second quarter of 2022 decreased compared to the first quarter of 2022 on a consistent net revenue base driven by increased revenues from noncontrolling interests. The compensation ratio increased compared to the second quarter of 2021 as a result of lower net revenues as well as a shift in mix of business.
•Non-compensation expenses of $75.1 million for the second quarter of 2022 increased 12% compared to the first quarter of 2022 and 8% compared to the second quarter of 2021. Non-compensation expenses for the current quarter increased primarily from higher marketing and business development expenses associated with increased travel as well as higher professional fees related to recruiting. In addition, reimbursed deal-related expenses for the second quarter of 2022 increased compared to the sequential quarter.
Pre-Tax Income
For the second quarter of 2022, pre-tax income of $37.2 million increased compared to $35.6 million for the first quarter of 2022 and decreased compared to $114.1 million for the second quarter of 2021.
•Pre-tax margin of 10.6% for the second quarter of 2022 increased compared to 10.2% for the first quarter of 2022 on a consistent net revenue base due to a lower compensation ratio offset in part by higher non-compensation expenses. Pre-tax margin decreased compared to 22.4% for the second quarter of 2021 resulting from lower net revenues and a higher compensation ratio.
Effective Tax Rate
For the second quarter of 2022, the effective tax rate of 25.3% decreased compared to 30.8% for the first quarter of 2022 and increased compared to 23.7% for the first quarter of 2021. The effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expense, and restricted stock awards vesting at values greater or less than the grant date price.
Net Income & Earnings Per Share
For the second quarter of 2022, we generated net income of $21.4 million, or $1.26 per diluted common share. Results for the current quarter decreased compared to the first quarter of 2022 driven by higher non-compensation expenses. Results decreased compared to the second quarter of 2021 due to lower net revenues and pre-tax margin, as well as a higher effective tax rate.

NON-GAAP SELECTED FINANCIAL DATA
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	% Change vs.		June 30,	June 30,	%
	2022	2022	2021	Q1-22	Q2-21	2022	2021	Change
Adjusted net revenues
Advisory services	$169,660	$210,899	$248,668	-20%	-32%	$380,559	$401,517	-5%
Corporate financing	29,237	19,186	102,401	52%	-71%	48,423	218,537	-78%
Municipal financing	35,235	27,417	36,078	29%	-2%	62,652	63,167	-1%
Investment banking	234,132	257,502	387,147	-9%	-40%	491,634	683,221	-28%

Equity brokerage	51,375	49,805	34,873	3%	47%	101,180	78,107	30%
Fixed income services	53,567	54,757	60,957	-2%	-12%	108,324	127,211	-15%
Institutional brokerage	104,942	104,562	95,830	0%	10%	209,504	205,318	2%

Interest income	4,536	3,856	1,673	18%	171%	8,392	3,730	125%
Investment income/(loss)	2,762	(3,551)	8,502	N/M	-68%	(789)	15,127	N/M

Total revenues	346,372	362,369	493,152	-4%	-30%	708,741	907,396	-22%

Interest expense	730	576	479	27%	52%	1,306	972	34%

Adjusted net revenues	$345,642	$361,793	$492,673	-4%	-30%	$707,435	$906,424	-22%

Adjusted operating expenses
Adjusted compensation and benefits	$216,787	$226,121	$298,835	-4%	-27%	$442,908	$553,103	-20%
Adjusted non-compensation expenses	68,323	60,471	57,364	13%	19%	128,794	114,112	13%
Adjusted operating expenses	$285,110	$286,592	$356,199	-1%	-20%	$571,702	$667,215	-14%

Adjusted operating income	$60,532	$75,201	$136,474	-20%	-56%	$135,733	$239,209	-43%

Adjusted ratios and margin
Adjusted compensation ratio	62.7%	62.5%	60.7%			62.6%	61.0%
Adjusted non-compensation ratio	19.8%	16.7%	11.6%			18.2%	12.6%
Adjusted operating margin	17.5%	20.8%	27.7%			19.2%	26.4%
Adjusted effective tax rate	25.2%	23.1%	26.6%			24.1%	25.8%

Adjusted net income	$44,066	$56,554	$98,569	-22%	-55%	$100,620	$174,048	-42%

Adjusted earnings per diluted common share	$2.47	$3.12	$5.37	-21%	-54%	$5.59	$9.51	-41%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures include adjustments to exclude: (1) revenues and expenses related to noncontrolling interests, (2) interest expense on long-term financing, (3) amortization of intangible assets related to acquisitions, (4) compensation expenses from acquisition-related agreements, (5) acquisition-related restructuring and integration costs, and (6) the income tax expense allocated to the adjustments. The adjusted weighted average diluted shares outstanding used in the calculation of non-GAAP earnings per diluted common share contains an adjustment to include the common shares for unvested restricted stock awards with service conditions granted pursuant to all acquisitions since January 1, 2020. Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for additional business metrics.
Adjusted Net Revenues
For the second quarter of 2022, adjusted net revenues of $345.6 million reflect solid performances across most our businesses despite more challenged markets. Adjusted net revenues decreased 4% compared to the first quarter of 2022 due to lower advisory revenues offset in part by solid municipal financing and institutional brokerage revenues, as well as increased corporate financing activity. Adjusted net revenues decreased 30% compared to the exceptionally strong second quarter of 2021 due to lower advisory revenues and historically low equity financing activity. For the second quarter of 2022, investment banking generated 68% of total adjusted net revenues and institutional brokerage generated 30%.
Adjusted Operating Expenses
For the second quarter of 2022, adjusted operating expenses of $285.1 million were essentially flat compared to the first quarter of 2022 and decreased 20% compared to the second quarter of 2021.
•Adjusted compensation ratio of 62.7% for the second quarter of 2022 increased compared to 62.5% for the first quarter of 2022 and 60.7% for the second quarter of 2021. The adjusted compensation ratio for the current quarter was higher as a result of lower adjusted net revenues and a continued focus on investing in the business.
•Adjusted non-compensation expenses of $68.3 million for the second quarter of 2022 increased 13% compared to the first quarter of 2022 and 19% compared to the second quarter of 2021 primarily resulting from increased marketing and business development expenses related to employee travel and higher professional fees associated with recruiting. In addition, non-compensation expenses in the current quarter reflect a full quarter of Cornerstone Macro on our platform.
Adjusted Operating Income
For the second quarter of 2022, adjusted operating income of $60.5 million decreased 20% compared to the first quarter of 2022 and 56% compared to the second quarter of 2021.
•Adjusted operating margin of 17.5% for the second quarter of 2022 decreased compared to 20.8% for the first quarter of 2022 and 27.7% for the second quarter of 2021 driven by lower adjusted net revenues and higher adjusted non-compensation expenses.
Adjusted Effective Tax Rate
For the second quarter of 2022, the adjusted effective tax rate of 25.2% increased compared to 23.1% for the first quarter of 2022 which included a $4.6 million benefit to adjusted income tax expense related to restricted stock vesting at values greater than the grant date price. The adjusted effective tax rate decreased compared to 26.6% for the second quarter of 2021 driven by lower non-deductible expenses as well as higher tax-exempt interest.
Adjusted Net Income & Adjusted Earnings Per Share
For the second quarter of 2022, we generated adjusted net income of $44.1 million, or $2.47 of adjusted earnings per diluted common share. Results for the current quarter decreased compared to the first quarter of 2022 and the second quarter of 2021 driven by lower adjusted net revenues and a lower adjusted operating margin.
CAPITAL
Dividends
On July 29, 2022, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.60 per share to be paid on September 9, 2022, to shareholders of record as of the close of business on August 26, 2022.
During the second quarter of 2022, we paid a quarterly cash dividend of $0.60 per share of common stock, for an aggregate of $8.4 million. For the first half of 2022, we returned an aggregate of $90 million, or $5.70 per share of common stock, to shareholders through quarterly cash dividends and a special cash dividend, which was paid in the first quarter of 2022.

Share Repurchases
During the second quarter of 2022, we repurchased approximately 418,000 shares, or $50 million of the company's common stock, at an average price of $120.39 per share. The majority of these shares were repurchased pursuant to our share repurchase authorization.
During the first half of 2022, we repurchased approximately 1,068,000 shares of the company's common stock, at an average price of $133.79 per share, pursuant to our share repurchase authorization. We also repurchased approximately 139,000 shares of the company's common stock, at an average price of $152.86 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of approximately 1,207,000 shares, or $164.2 million, was repurchased at an average price of $135.98 per share.
ADDITIONAL INFORMATION

	June 30,	Mar. 31,	June 30,
	2022	2022	2021
Human Capital
Full-time employees	1,802	1,704	1,624
Corporate investment banking managing directors	153	149	145

Shareholder Information (amounts in millions)
Common shareholders’ equity	$996.6	$1,017.2	$955.1

Common shares outstanding	13.8	14.2	14.3
Restricted shares outstanding	3.7	3.7	3.9
Total shares outstanding	17.5	17.9	18.2
Conference Call with Management
Chad R. Abraham, chairman and chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will host a conference call to discuss the financial results on Friday, July 29, 2022, at 9 a.m. Eastern Time (8 a.m. Central Time). Participants can access the call by dialing 800-263-0877 (in the U.S.) or +1 773 377-9384 (outside the U.S.) and passcode number 1239353. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com. A recording of the conference call will be available at the company’s website or by dialing 888-203-1112 (in the U.S.) or +1 719 457-0820 (outside the U.S.) and passcode number 1239353 beginning approximately three hours after the event.
Investor Relations Contact
Tim Carter
Tel: 612 303-5607
investorrelations@psc.com
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in Europe through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Sandler Hong Kong Ltd., authorized and regulated by the Securities and Futures Commission. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2022 Piper Sandler Companies. Since 1895. 800 Nicollet Mall, Minneapolis, Minnesota 55402-7036

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs), economic, geopolitical, and market conditions (including the outlook for equity markets, investment banking transactions, CEO confidence, and the interest rate environment), the financial performance of pending and recently completed transactions (i.e., DBO Partners, Stamford Partners LLP, and Cornerstone Macro), areas of potential growth and market share gains for the company, our recruiting pipeline, the state of our equity and fixed income brokerage businesses, anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), our strategic priorities, the payment of our quarterly and special dividends to our shareholders, our share repurchase program, the expected benefits and integration of our pending acquisition of DBO Partners and our recently completed acquisitions of Stamford Partners LLP and Cornerstone Macro, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•the expected benefits of our pending acquisition of DBO Partners and our recently completed acquisitions of Stamford Partners LLP and Cornerstone Macro may take longer than anticipated to achieve or may not be achieved in their entirety or at all, and will in part depend on our ability to retain and hire key personnel, and the costs or difficulties relating to the combination of the businesses may be greater than expected and may adversely affect our results of operations;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2021, and updated in our subsequent reports filed with the SEC (available at our Web site at www.pipersandler.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
(Amounts in thousands, except per share data)	June 30,	Mar. 31,	June 30,	2Q '22	2Q '22	June 30,	June 30,	Percent
	2022	2022	2021	vs. 1Q '22	vs. 2Q '21	2022	2021	Inc/(Dec)
Revenues:
Investment banking	$234,132	$257,502	$387,147	(9.1)%	(39.5)%	$491,634	$683,221	(28.0)%
Institutional brokerage	104,942	104,562	95,830	0.4	9.5	209,504	205,318	2.0
Interest income	4,536	3,856	1,673	17.6	171.1	8,392	3,730	125.0
Investment income/(loss)	10,936	(13,074)	26,694	N/M	(59.0)	(2,138)	50,462	N/M
Total revenues	354,546	352,846	511,344	0.5	(30.7)	707,392	942,731	(25.0)

Interest expense	2,355	2,201	2,696	7.0	(12.6)	4,556	5,476	(16.8)

Net revenues	352,191	350,645	508,648	0.4	(30.8)	702,836	937,255	(25.0)

Non-interest expenses:
Compensation and benefits	239,917	247,899	325,252	(3.2)	(26.2)	487,816	605,580	(19.4)
Outside services	14,429	11,176	10,593	29.1	36.2	25,605	18,268	40.2
Occupancy and equipment	15,562	14,536	13,720	7.1	13.4	30,098	27,742	8.5
Communications	13,215	12,425	10,026	6.4	31.8	25,640	21,834	17.4
Marketing and business development	12,238	8,632	5,114	41.8	139.3	20,870	7,181	190.6
Deal-related expenses	8,308	5,544	8,710	49.9	(4.6)	13,852	21,141	(34.5)
Trade execution and clearance	5,891	4,035	4,207	46.0	40.0	9,926	8,387	18.3
Restructuring and integration costs	1,609	1,247	3,433	29.0	(53.1)	2,856	3,568	(20.0)
Intangible asset amortization	3,393	2,921	7,520	16.2	(54.9)	6,314	15,040	(58.0)
Other operating expenses	469	6,593	6,013	(92.9)	(92.2)	7,062	11,587	(39.1)
Total non-interest expenses	315,031	315,008	394,588	—	(20.2)	630,039	740,328	(14.9)

Income before income tax expense	37,160	35,637	114,060	4.3	(67.4)	72,797	196,927	(63.0)

Income tax expense	9,385	10,979	27,066	(14.5)	(65.3)	20,364	44,340	(54.1)

Net income	27,775	24,658	86,994	12.6	(68.1)	52,433	152,587	(65.6)

Net income/(loss) applicable to noncontrolling interests	6,385	(11,993)	17,173	N/M	(62.8)	(5,608)	33,307	N/M

Net income applicable to Piper Sandler Companies	$21,390	$36,651	$69,821	(41.6)%	(69.4)%	$58,041	$119,280	(51.3)%

Earnings per common share
Basic	$1.53	$2.53	$4.86	(39.5)%	(68.5)%	$4.07	$8.30	(51.0)%
Diluted	$1.26	$2.12	$4.12	(40.6)%	(69.4)%	$3.39	$7.14	(52.5)%

Dividends declared per common share	$0.60	$5.10	$0.45	(88.2)%	33.3%	$5.70	$2.70	111.1%

Weighted average common shares outstanding
Basic	14,018	14,481	14,358	(3.2)%	(2.4)%	14,248	14,366	(0.8)%
Diluted	16,920	17,294	16,951	(2.2)%	(0.2)%	17,106	16,709	2.4%
N/M — Not meaningful

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Six Months Ended
	June 30,	Mar. 31,	June 30,	2Q '22	2Q '22	June 30,	June 30,	Percent
(Amounts in thousands, except per share data)	2022	2022	2021	vs. 1Q '22	vs. 2Q '21	2022	2021	Inc/(Dec)
Revenues:
Investment banking	$234,132	$257,502	$387,147	(9.1)%	(39.5)%	$491,634	$683,221	(28.0)%
Institutional brokerage	104,942	104,562	95,830	0.4	9.5	209,504	205,318	2.0
Interest income	4,536	3,856	1,673	17.6	171.1	8,392	3,730	125.0
Investment income/(loss)	2,762	(3,551)	8,502	N/M	(67.5)	(789)	15,127	N/M
Total revenues	346,372	362,369	493,152	(4.4)	(29.8)	708,741	907,396	(21.9)

Interest expense	730	576	479	26.7	52.4	1,306	972	34.4

Adjusted net revenues (2)	$345,642	$361,793	$492,673	(4.5)%	(29.8)%	$707,435	$906,424	(22.0)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$216,787	$226,121	$298,835	(4.1)%	(27.5)%	$442,908	$553,103	(19.9)%
Ratio of adjusted compensation and benefits to adjusted net revenues	62.7%	62.5%	60.7%			62.6%	61.0%

Adjusted non-compensation expenses (4)	$68,323	$60,471	$57,364	13.0%	19.1%	$128,794	$114,112	12.9%
Ratio of adjusted non-compensation expenses to adjusted net revenues	19.8%	16.7%	11.6%			18.2%	12.6%

Adjusted operating income (5)	$60,532	$75,201	$136,474	(19.5)%	(55.6)%	$135,733	$239,209	(43.3)%
Adjusted operating margin (6)	17.5%	20.8%	27.7%			19.2%	26.4%

Interest expense on long-term financing	1,625	1,625	2,217	—	(26.7)	3,250	4,504	(27.8)

Adjusted income before adjusted income tax expense (7)	$58,907	$73,576	$134,257	(19.9)%	(56.1)%	$132,483	$234,705	(43.6)%

Adjusted income tax expense (8)	14,841	17,022	35,688	(12.8)	(58.4)	31,863	60,657	(47.5)

Adjusted net income (9)	$44,066	$56,554	$98,569	(22.1)%	(55.3)%	$100,620	$174,048	(42.2)%
Adjusted effective tax rate (10)	25.2%	23.1%	26.6%			24.1%	25.8%

Adjusted earnings per diluted common share	$2.47	$3.12	$5.37	(20.8)%	(54.0)%	$5.59	$9.51	(41.2)%

Adjusted weighted average diluted common shares outstanding (11)	17,857	18,129	18,360	(1.5)%	(2.7)%	17,992	18,307	(1.7)%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2022	2022	2021	2022	2021
Net revenues:
Net revenues – U.S. GAAP basis	$352,191	$350,645	$508,648	$702,836	$937,255
Adjustments:
Revenue related to noncontrolling interests (12)	(8,174)	9,523	(18,192)	1,349	(35,335)
Interest expense on long-term financing	1,625	1,625	2,217	3,250	4,504
Adjusted net revenues	$345,642	$361,793	$492,673	$707,435	$906,424

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$239,917	$247,899	$325,252	$487,816	$605,580
Adjustment:
Compensation from acquisition-related agreements	(23,130)	(21,778)	(26,417)	(44,908)	(52,477)
Adjusted compensation and benefits	$216,787	$226,121	$298,835	$442,908	$553,103

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$75,114	$67,109	$69,336	$142,223	$134,748
Adjustments:
Non-compensation expenses related to noncontrolling interests (12)	(1,789)	(2,470)	(1,019)	(4,259)	(2,028)
Acquisition-related restructuring and integration costs	(1,609)	(1,247)	(3,433)	(2,856)	(3,568)
Amortization of intangible assets related to acquisitions	(3,393)	(2,921)	(7,520)	(6,314)	(15,040)
Adjusted non-compensation expenses	$68,323	$60,471	$57,364	$128,794	$114,112

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$37,160	$35,637	$114,060	$72,797	$196,927
Adjustments:
Revenue related to noncontrolling interests (12)	(8,174)	9,523	(18,192)	1,349	(35,335)
Interest expense on long-term financing	1,625	1,625	2,217	3,250	4,504
Non-compensation expenses related to noncontrolling interests (12)	1,789	2,470	1,019	4,259	2,028
Compensation from acquisition-related agreements	23,130	21,778	26,417	44,908	52,477
Acquisition-related restructuring and integration costs	1,609	1,247	3,433	2,856	3,568
Amortization of intangible assets related to acquisitions	3,393	2,921	7,520	6,314	15,040
Adjusted operating income	$60,532	$75,201	$136,474	$135,733	$239,209
Interest expense on long-term financing	(1,625)	(1,625)	(2,217)	(3,250)	(4,504)
Adjusted income before adjusted income tax expense	$58,907	$73,576	$134,257	$132,483	$234,705

Income tax expense:
Income tax expense – U.S. GAAP basis	$9,385	$10,979	$27,066	$20,364	$44,340
Tax effect of adjustments:
Compensation from acquisition-related agreements	4,470	5,034	6,142	9,504	12,205
Acquisition-related restructuring and integration costs	176	267	871	443	894
Amortization of intangible assets related to acquisitions	810	742	1,609	1,552	3,218
Adjusted income tax expense	$14,841	$17,022	$35,688	$31,863	$60,657

Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2022	2022	2021	2022	2021
Net income applicable to Piper Sandler Companies:
Net income applicable to Piper Sandler Companies – U.S. GAAP basis	$21,390	$36,651	$69,821	$58,041	$119,280
Adjustments:
Compensation from acquisition-related agreements	18,660	16,744	20,275	35,404	40,272
Acquisition-related restructuring and integration costs	1,433	980	2,562	2,413	2,674
Amortization of intangible assets related to acquisitions	2,583	2,179	5,911	4,762	11,822
Adjusted net income	$44,066	$56,554	$98,569	$100,620	$174,048

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$1.26	$2.12	$4.12	$3.39	$7.14
Adjustment for inclusion of unvested acquisition-related stock	(0.14)	(0.15)	(0.45)	(0.29)	(0.91)
	$1.12	$1.97	$3.67	$3.10	$6.23
Adjustments:
Compensation from acquisition-related agreements	1.11	0.97	1.20	2.07	2.41
Acquisition-related restructuring and integration costs	0.08	0.06	0.15	0.14	0.16
Amortization of intangible assets related to acquisitions	0.16	0.12	0.35	0.28	0.71
Adjusted earnings per diluted common share	$2.47	$3.12	$5.37	$5.59	$9.51

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	16,920	17,294	16,951	17,106	16,709
Adjustment:
Unvested acquisition-related restricted stock with service conditions	937	835	1,409	886	1,598
Adjusted weighted average diluted common shares outstanding	17,857	18,129	18,360	17,992	18,307

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes (a) revenues related to noncontrolling interests (see (12) below) and (b) interest expense on long-term financing.
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (12) below), (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.
(5)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (12) below), (b) interest expense on long-term financing, (c) compensation expenses from acquisition-related agreements, (d) acquisition-related restructuring and integration costs and (e) amortization of intangible assets related to acquisitions.
(6)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(7)A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (12) below), (b) compensation expenses from acquisition-related agreements, (c) acquisition-related restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which excludes the income tax benefit from (a) compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.
(9)A non-GAAP measure which represents net income earned by Piper Sandler Companies excluding (a) compensation expenses from acquisition-related agreements, (b) acquisition-related restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense allocated to the adjustments.
(10)A non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.
(11)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(12)Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.